                           HARVARD INDUSTRIES, INC.


                                      and




                      STATE STREET BANK AND TRUST COMPANY
                               as Warrant Agent




                       --------------------------------



              Warrants to Purchase 631,578 Shares of Common Stock




                       --------------------------------





                               WARRANT AGREEMENT


                         Dated as of November 24, 1998

                               TABLE OF CONTENTS

            [page references are to original document, not exhibit]



                                                                                                                  Page


1.       DEFINITIONS.............................................................................................  1


2.       APPOINTMENT OF WARRANT AGENT............................................................................  3

          2.1.    Appointment....................................................................................  3

3.       REGISTRATION, FORM AND EXECUTION OF WARRANTS............................................................  3

          3.1.    Registration...................................................................................  3
          3.2.    Form of Warrant................................................................................  3
          3.3.    Countersignature of Warrants...................................................................  3

4.       EXERCISE OF WARRANTS....................................................................................  4

          4.1.    Manner of Exercise.............................................................................  4
          4.2.    Payment of Taxes...............................................................................  4
          4.3.    Fractional Shares..............................................................................  5

5.       TRANSFER, DIVISION AND COMBINATION......................................................................  5

          5.1.    Transfer.......................................................................................  5
          5.2.    Division and Combination.......................................................................  5
          5.3.    Maintenance of Books...........................................................................  5

6.       ADJUSTMENTS.............................................................................................  5

          6.1.    Adjustment for Change in Capital Stock.........................................................  5
          6.2.    Adjustment for Rights Issue....................................................................  6
          6.3.    Adjustment for Other Distributions.............................................................  7
          6.4.    Adjustment for Common Stock Issue..............................................................  8
          6.5.    Adjustment for Convertible Securities Issue....................................................  9
          6.6.    Market Price................................................................................... 10
          6.7.    Consideration Received......................................................................... 10
          6.8.    When Adjustment May Be Deferred................................................................ 11
          6.9.    When No Adjustment Required.................................................................... 11
          6.10.   Notice of Adjustment........................................................................... 11
          6.11.   Voluntary Reduction............................................................................ 11
          6.12.   Notice of Certain Transactions................................................................. 11
          6.13.   Preservation of Purchase Rights Upon Reclassification, Consolidation, etc...................... 11
          6.13.   Preservation of Purchase Rights Upon Reclassification, Consolidation, etc...................... 11
          6.14.   Adjustment to the Number of Shares Purchasable Upon Exercise of Warrants-, Current
                      Warrant Price Not Less than Par Value...................................................... 12
          6.15.   Other Dilutive Events.......................................................................... 12


                                      (i)



          6.16.   Company Determination Final.................................................................... 12
          6.17.   Form of Warrants............................................................................... 12

7.       NOTICES TO HOLDERS...................................................................................... 13

          7.1.    Notice of Adjustments.......................................................................... 13
          7.2.    Notice of Corporate Action..................................................................... 13

8.       COVENANTS............................................................................................... 13


9.       RESERVATION AND AUTHORIZATION OF COMMON STOCK: REGISTRATION WITH OR APPROVAL OF ANY
              GOVERNMENTAL AUTHORITY............................................................................. 14


10.      STOCK AND WARRANT TRANSFER BOOKS........................................................................ 14


11.      LOSS OR MUTILATION...................................................................................... 14


12.      OFFICE OF COMPANY....................................................................................... 14


13.      WARRANT AGENT........................................................................................... 14

          13.1.   Merger or Consolidation or Change of Name of Warrant Agent..................................... 14
          13.2.   Certain Terms and Conditions Concerning the Warrant Agent...................................... 15
          13.3.   Change of Warrant Agent........................................................................ 17
          13.4.   Disposition of Proceeds on Exercise of Warrants, Inspection of Warrant Agreement............... 17

14.      MISCELLANEOUS........................................................................................... 17

          14.1.   Notice Generally............................................................................... 17
          14.1.   Notice Generally............................................................................... 17
          14.2.   Successors and Assigns......................................................................... 18
          14.3.   Amendment...................................................................................... 18
          14.4.   Severability................................................................................... 19
          14.5.   Headings....................................................................................... 19
          14.6.   Governing Law.................................................................................. 19
          14.7.   Counterparts................................................................................... 19

EXHIBITS

Exhibit A - Form of Warrant Certificate


                                     (ii)

THIS WARRANT AGREEMENT (this "Warrant Agreement"), dated as of November 24, 1998, is made by and between Harvard Industries, Inc., a Delaware corporation (the "Company"), and State Street Bank and Trust Company, a Massachusetts trust company, as warrant agent (the "Warrant Agent").


                             W I T N E S S E T H:

                  WHEREAS, the Company will issue to holders of Allowed Interests in Class 7 and 8 under the Plan (as defined below), warrants, as hereinafter described (the " Warrants"), to purchase up to an aggregate of 631,578 shares of its Common Stock pursuant to Articles 6.7 and 6.8 of the Plan, as confirmed by the United States Bankruptcy Court for the District of Delaware (the "Court"), by order entered October 15, 1998, under Title 11 of the United States Code; and

                  WHEREAS, the purpose of this Warrant Agreement is to set forth the terms and conditions which shall govern the issuance of all of the Warrants, the purchase of Common Stock of the Company upon the exercise thereof, the adjustments in the terms and price of such Warrants pursuant to the anti-dilution provisions hereof and such other terms and conditions as hereinafter set forth;

                  WHEREAS, the Company has requested the Warrant Agent to act on behalf of the Company, and the Warrant Agent is willing so to act, in connection with the issuance, division, transfer, exchange and exercise of Warrants;

                  NOW, THEREFORE, in consideration of the foregoing and for the purpose of defining the terms and provisions of the Warrants and the respective rights and obligations thereunder and hereunder of the Company, the Warrant Agent, and the Holders (as defined below), and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged and affirmed, the Company and the Warrant Agent hereby agree as follows:

1.       DEFINITIONS.

                  As used in this Warrant Agreement, the following terms have the respective meanings set forth below:

                  "Additional Shares of Common Stock" shall mean all shares of Common Stock issued by the Company after the Effective Date, other than Warrant Stock.

                  "Business Day" shall mean any day that is not a Saturday or Sunday or a day on which banks are required or permitted to be closed in the State of New York or the Commonwealth of Massachusetts.

                  "Common Stock" shall mean (except where the context otherwise indicates) the Common Stock, $.01 par value per share, of the Company as constituted on the Effective Date or shortly thereafter, and any capital stock into which such Common Stock may thereafter be changed, and shall also include shares of common stock of any successor or acquiring corporation received by or distributed to the holders of Common Stock of the Company in the circumstances contemplated by Section 6.

                  "Company" shall have the meaning assigned to such term in the first paragraph of this Warrant Agreement.

                  "Court" shall have the meaning assigned to such term in the recitals to this Warrant Agreement.

                  "Current Warrant Price" shall mean, in respect of a share of Common Stock at any date herein specified, $41.67 per share of Common Stock, subject to adjustment in accordance with Section 6.

                  "Effective Date" shall have the meaning set forth in the Plan.

                  "Expiration Date" shall mean November 23, 2003.

                  "GAAP" shall mean generally accepted accounting principles in the United States of America as from time to time in effect.

                  "Holder" shall mean the Person in whose name a Warrant is registered in the warrant register of the Company maintained by or on behalf of the Company for such purpose.

                  "Majority Holders" shall mean the Holders of Warrants exercisable for in excess of 50% of the aggregate number of shares of Common Stock then purchasable upon exercise of all Warrants.

                  "NASD" shall mean the National Association of Securities Dealers, Inc., or any successor corporation thereto.

                  "Outstanding" shall mean, when used with reference to Common Stock, at any date as of which the number of shares thereof is to be determined, all issued shares of Common Stock, except shares then owned or held by or for the account of the Company or any subsidiary thereof, and shall include all shares issuable in respect of outstanding scrip or any certificates representing fractional interests in shares of Common Stock.

                  "Person" shall mean any individual, sole proprietorship, partnership, joint venture, trust, incorporated organization, association, corporation, limited liability company, limited liability partnership, institution, public benefit corporation, entity or government (whether federal, state, county, city, municipal or otherwise, including, without limitation, any instrumentality, division, agency, body or department thereof).

                  "Plan" shall mean the Debtors' Consolidated Plan of Reorganization under Chapter 11 of the Bankruptcy Code dated July 10, 1998, filed by the Company and its subsidiaries and the Official Committee of Unsecured Creditors, as co-proponents, as may be amended, modified or supplemented in accordance with the terms thereof.

                  "Warrant Agent" shall have the meaning assigned to such term in the first paragraph of this Warrant Agreement and shall include any successor Warrant Agent hereunder.

                  "Warrant Agent's Principal Office" shall mean the principal office of the Warrant Agent's service agent, Boston Equiserve Limited Partnership, in Canton, Massachusetts (or such other office of the Warrant Agent or any successor thereto hereunder acceptable to the Company as set forth in a written notice provided to the Company and the Holders).

                  "Warrant Agreement" shall have the meaning assigned to such term in the first paragraph of this Warrant Agreement.

                  "Warrant Price" shall mean an amount equal to (1) the number of shares of Common Stock being purchased upon exercise of a Warrant pursuant to Section 4.1, multiplied by (2) the Current Warrant Price as of the date of such exercise.

                  "Warrants" shall have the meaning assigned to such term in the recitals to this Warrant Agreement, and shall include all warrants issued upon transfer, division or combination of, or in substitution for, any thereof. All Warrants shall at all times be identical as to terms and conditions and date, except as to the number of shares of Common Stock for which they may be exercised.

                  "Warrant Stock" shall mean the shares of Common Stock purchased by the Holders of the Warrants upon the exercise thereof.

2.       APPOINTMENT OF WARRANT AGENT.

         2.1. Appointment. The Company hereby appoints the Warrant Agent to act as agent for the Company in accordance with the instructions set forth in this Warrant Agreement, and the Warrant Agent hereby accepts such appointment.

3.       REGISTRATION, FORM AND EXECUTION OF WARRANTS.

         3.1. Registration. All Warrants shall be numbered and shall be registered in a warrant register maintained at the Warrant Agent's Principal Office by the Warrant Agent as they are issues. The Company and the Warrant Agent shall be entitled to treat a Holder as the owner in fact for all purposes whatsoever of each Warrant registered in such Holder's name.

         3.2. Form of Warrant. The text of each Warrant and of the Election to Purchase Form and Assignment Form shall be substantially as set forth in Exhibit A attached hereto. Each Warrant shall be executed on behalf of the Company by its President or one of its Vice Presidents, under its corporate seal reproduced thereon or facsimile thereof attested by its Secretary or an Assistant Secretary. The signature of any of such officers on the Warrants may be manual or facsimile.

                  Warrants bearing the manual or facsimile signatures of individuals who were at any time the proper officers of the Company shall bind the Company, notwithstanding that such individuals or any one of them shall have ceased to hold such offices prior to the delivery of such Warrants or did not hold such offices on the date of this Warrant Agreement.

                  Warrants shall be dated as of the date of countersignature thereof by the Warrant Agent either upon initial issuance or upon division, exchange, substitution or transfer.

         3.3. Countersignature of Warrants. Each Warrant shall be manually countersigned by the Warrant Agent (or any successor to the Warrant Agent then acting as warrant agent under this Warrant Agreement) and shall not be valid for any purpose unless so countersigned. Warrants may be countersigned, however, by the Warrant Agent (or by its successor as warrant agent hereunder) and may be delivered by the Warrant Agent, notwithstanding that the persons whose manual signatures appear thereon as proper officers of the Company shall have ceased to be such officers at the time of such countersignature, issuance or delivery. The Warrant Agent shall, upon written instructions of the President, a Vice President, the Secretary, or an Assistant Secretary of the Company, countersign, issue and deliver Warrants entitling the Holders thereof to purchase not more than 1,000,000 shares of Common Stock (subject to adjustment as set forth herein) and shall countersign and deliver such Warrants as otherwise provided in this Warrant Agreement.

4.       EXERCISE OF WARRANTS.

         4.1. Manner of Exercise. From and after the Effective Date and until 5:00 p.m., New York City time, on the Expiration Date, a Holder may exercise any of its Warrants, on any Business Day, for all or any part of the number of shares of Common Stock purchasable thereunder.

                  In order to exercise a Warrant, in whole or in part, a Holder shall deliver to the Company at the Warrant Agent's Principal Office,
(1) a written notice of such Holder's election to exercise such Warrant, which notice shall include the number of shares of Common Stock to be purchased, (2) payment of the Warrant Price for the account of the Company and (3) such Warrant. Such notice shall be substantially in the form of the Election to Purchase Form set forth on the reverse side of the form of Warrant Certificate attached as Exhibit A hereto, duly executed by such Holder or its agent or attorney. Upon receipt thereof, the Warrant Agent shall, as promptly as practicable, and in any event within five Business Days thereafter, deliver or cause to be delivered to such Holder an executed certificate or certificates representing the aggregate number of full shares of Common Stock issuable upon such exercise. The stock certificate or certificates so delivered shall be, to the extent possible, in such denomination or denominations as such Holder shall request in the notice and shall be registered in the name of such Holder or such other name as shall be designated in such notice. Each Warrant shall be deemed to have been exercised and such certificate or certificates shall be deemed to have been issued, and such Holder or any other Person so designated to be named therein shall be deemed to have become a holder of record of such shares for all purposes, as of the date such notice, together with cash, or certified check or official bank check or wire transfer in lawful money of the United States of America for payment of the Warrant Price and such Warrant, is received by the Warrant Agent as described above and all taxes required to be paid by such Holder, if any, pursuant to Section 4.2 prior to the issuance of such shares have been paid. If any Warrant shall have been exercised in part, the Warrant Agent shall, at the time of delivery of the certificate or certificates representing Warrant Stock, deliver to the Holder a new Warrant evidencing the rights of such Holder to purchase the unpurchased shares of Common Stock called for by such Warrant, which new Warrant shall in all other respects be identical with the Warrant exercised in part, or, at the request of such Holder, appropriate notation may be made on such exercised Warrant and the same returned to such Holder. Notwithstanding any provision herein to the contrary, the Warrant Agent shall not be required to register shares in the name of any Person who acquired a Warrant (or part thereof) or any Warrant Stock otherwise than in accordance with such Warrant and this Warrant Agreement.

                  Payment of the Warrant Price shall be made at the option of the Holder by certified or official bank check or wire transfer or any combination thereof, duly executed by such Holder or by such Holder's attorney duly authorized in writing.

         4.2. Payment of Taxes. All shares of Common Stock issuable upon the exercise of any Warrant pursuant to the terms hereof shall be validly issued, fully paid and nonassessable and without any preemptive rights. The Holder shall pay all expenses in connection with, and all taxes and other governmental charges that may be imposed with respect to, the issuance or delivery of Warrants or Common Stock.

         4.3. Fractional Shares. The Company shall not be required to issue a fractional share of Common Stock upon exercise of any Warrant. Whenever any distribution of warrants exercisable into fractional shares of Common Stock would otherwise be called for, the actual distribution thereof will reflect a rounding up or down to the nearest share of Common Stock, provided that, whenever any distribution of a Warrant that is exercisable into exactly one-half of a share of Common Stock would otherwise be called for, the actual distribution will reflect a rounding down to the nearest share of Common Stock.

5.       TRANSFER, DIVISION AND COMBINATION.

         5.1. Transfer. Transfer of any Warrant and all rights hereunder, in whole or in part, shall be registered in the warrant register of the Company to be maintained for such purpose at the Warrant Agent's Principal Office, upon surrender of such Warrant at the Warrant Agent's Principal Office, together with a written assignment of such Warrant substantially in the form set forth on the reverse side of the form of Warrant Certificate attached as Exhibit A hereto duly executed by the Holder or its agent or attorney and payment of all funds sufficient to pay any taxes payable upon the making of such transfer. Upon such surrender and, if required, such payment and subject to Section 9 hereof, the Company shall execute and the Warrant Agent shall countersign and deliver a new Warrant or Warrants in the name of the assignee or assignees and in the denomination specified in such instrument of assignment, and shall issue to the assignor a new Warrant evidencing the portion of such Warrant not so assigned, and the surrendered Warrant shall promptly be cancelled. A Warrant, if properly assigned, may be exercised by a new Holder for the purchase of shares of Common Stock without having a new warrant issued.

         5.2. Division and Combination. Any Warrant may be divided or combined with other Warrants upon presentation thereof at the Warrant Agent's Principal Office, together with a written notice specifying the names and denominations in which new Warrants are to be issued, signed by the Holder or its agent or attorney. Subject to compliance with Section 5.1, as to any transfer which may be involved in such division or combination, the Company shall execute and the Warrant Agent shall countersign and deliver a new Warrant or Warrants in exchange for the Warrant or Warrants to be divided or combined in accordance with such notice.

         5.3. Maintenance of Books. The Warrant Agent agrees to maintain, at the Warrant Agent's Principal Office, the warrant register for the registration of Warrants and the registration of transfer of the Warrants.

6.       ADJUSTMENTS.

         The Current Warrant Price and the number of Warrant Stock issuable upon the exercise of each Warrant are subject to adjustment from time to time upon the occurrence of the events enumerated in this Section 6. The Company will promptly notify the Warrant Agent of any adjustment and will provide instruction regarding the same.

         6.1.     Adjustment for Change in Capital Stock.

                           If the Company:

                  (a) pays a dividend or makes a distribution on its Common Stock in shares of its Common Stock;

                  (b) subdivides its outstanding shares of Common Stock into a greater number of shares;

                  (c) combines its outstanding shares of Common Stock into a smaller number of shares;

                  (d) makes a distribution on Common Stock in shares of its capital stock other than Common Stock; or

                  (e) issues by reclassification of Common Stock any shares of its capital stock;

                  then the exercise right and the Current Warrant Price in effect immediately prior to such action shall be adjusted so that the holder of Warrants may receive upon exercise of the Warrants the number of shares of capital stock of the Company which it would have owned immediately following such action if it had exercised the Warrants immediately prior to such action. The adjustment shall become effective immediately after the record date in the case of a distribution and immediately after the effective date in the case of a combination or reclassification.

                  If, after an adjustment, the holder of Warrants may receive shares of two or more classes of capital stock of the Company, the Company and the holders of a majority of the Warrants shall mutually agree upon the allocation of the adjusted exercise price between the classes of capital stock. After such Allocation, the exercise privilege and the Current Warrant Price of each class of capital stock shall thereafter be subject to adjustment on terms comparable to those applicable to Common Stock in this Section 6.

         6.2. Adjustment for Rights Issue. If the Company distributes any rights, options or warrants to all holders of Common Stock entitling them for a period expiring within 60 days after the record date mentioned below to purchase shares of Common Stock at a price per share less than the current market price per share on that record date, the Current Warrant Price shall be adjusted in accordance with the formula:


                  W(1) =  W * ((O * M) +  (N * P)) / (M * (O +  N))

                  where

                  W(1) = the adjusted Current Warrant Price.

                  W    = the then current Current Warrant Price.

                  O    = the number of shares of Common Stock outstanding on the
record date.

                  N    = the number of additional shares of Common Stock offered
or issuable on the exercise of the rights, options or warrants.

                  P    = the offering price per share of the additional shares
subject to the rights or warrants.

                  M    = current market price per share of Common Stock on the
record date.

                  The adjustment shall be made successively whenever any such rights, options or warrants are issued and shall become effective immediately after the record date for the determination of stockholders entitled to receive the rights, options or warrants.

                  If at the end of the period during which such warrants or rights are exercisable, which period shall not exceed 60 days, not all warrants or rights shall have been exercised, the Current Warrant Price shall be immediately readjusted to what it would have been if "N" in the above formula had been the number of shares actually issued.

                  This Section 6.2 does not apply to: (a) the Warrants issued by the Company pursuant to the Plan or (b) options issued pursuant to the Company's Incentive Plan or Emergence Bonus Plan (as such terms are described in the Plan) or any similar plan.

         6.3. Adjustment for Other Distributions. If the Company distributes to all holders of Common Stock any of its assets (other than any cash dividends periodically paid to holders of Common Stock from profits or retained earnings of the Company, but only to the extent such distributions are (i) on a per share basis not in excess of 4% of the per share market price of the Common Stock on the date such distributions are made and (ii) made pursuant to a policy of quarterly cash dividends adopted by the Company and publicly announced) or debt securities or any rights or warrants to purchase assets, debt securities or other securities of the Company, the Current
Warrant Price shall be adjusted in accordance with the formula:



                  W(1)   =  W * (M - F) / M

                  where:

                  W(1)   =  the adjusted Current Warrant Price.

                  W      =  the then current Current Warrant Price.

                  M      =  the current market price per share of Common Stock
on the record date mentioned below.

                  F = the aggregate fair market value (as determined by an Appraiser chosen in accordance with Section 6.6), on the record date, of the assets (including cash), securities, rights or warrants so distributed divided by the number of outstanding shares of Common Stock on the record date;

                  provided, that, in the event that the value of F exceeds the value of M, or in the event that the value of M exceeds the value of F by less than 10%, in lieu of the foregoing adjustment, adequate provision shall be made so that the holders of the Warrants shall receive, upon exercise of the Warrants and the payment of the current Warrant Price, a pro rata share of the aggregate distribution based upon the maximum number of shares of Common Stock at the time issuable to such holders (determined without regard to whether the Warrants are exercisable at such time).

                  The adjustment shall be made successively whenever any such distribution is made and shall become effective immediately after the record date for the determination of stockholders entitled to receive the distribution.

                  If at the end of the period during which any such warrants or rights are exercisable, which period shall not exceed 90 days, not all of such warrants or rights shall have been exercised, the Current Warrant Price shall be immediately readjusted to what it would have been if "F" in the above formula had not included the fair market value on the record date of the expired warrants or rights, but were still divided by the same number of outstanding shares of Common Stock.

                  This Section 6.3 does not apply to distributions of rights, options or warrants referred to in Section 6.2.

         6.4. Adjustment for Common Stock Issue. If the Company issues shares of Common Stock for consideration per share less than the current market price per share on the date the Company fixes the offering price of such additional shares, the Current Warrant Price shall be adjusted in accordance with the formula:


                  W(1) =  W * ((O * M) +  P) / (A * M)

                  where:

                  W(1) = the adjusted Current Warrant Price.

                  W    = the then current Current Warrant Price.

                  O    =  the number of shares  outstanding  immediately
prior to the issuance of such additional shares.

                  P    = the aggregate consideration received for the issuance
of such additional shares.

                  M    = the current market price per share on the date of
issuance of such additional shares.

                  A    = the number of shares outstanding immediately after the
issuance of such additional shares.

                  The adjustment shall be made successively whenever any such issuance is made, and shall become effective immediately after such issuance.

                  This Section 6.4 does not apply to:

                  (a) issuances of Common Stock pursuant to the Plan,

                  (b) issuances of Common Stock to directors, consultants, officers or empoyees of the Company and its subsidiaries under the Incentive Plan, the Emergence Bonus Plan or any similar plans

                  (c) any of the transactions or distributions described in Sections 6.2, 6.3 or 6.5,

                  (d) the exercise of the Warrants issued by the Company pursuant to the Plan,

                  (e) the conversion or exchange of securities convertible or exchangeable for Common Stock and the exercise of rights or warrants issued to the holders of Common Stock, in each case only if the issuance of such securities, rights or warrants were subject to the provisions of this Section 6, or

                  (f) issuances of Common Stock pursuant to a public offering pursuant to a firm commitment underwriting.

         6.5. Adjustment for Convertible Securities Issue. If the Company issues any securities convertible into or exchangeable or exercisable for Common Stock (other than the securities issued in transactions described in Sections 6.2 and 6.3) for consideration per share of Common Stock initially deliverable upon conversion, exchange or exercise of such securities less than the current market price per share on the date of issuance of such securities the Current Warrant Price shall be adjusted in accordance with the formula:



                  W(1) = W * ((O * M) + P + (D * E)) / (M * (O + D))

                  where:

                  W(1) = the adjusted Current Warrant Price.

                  W    = the then current Current Warrant Price.

                  O    = the number of shares outstanding immediately prior to
the issuance of such securities which are convertible into or exchangeable or exercisable for Common Stock.

                  P    = the aggregate consideration received for the issuance
of such securities.

                  M    = the current market price per share of Common Stock on
the date of issuance of such securities.

                  D    = the maximum number of shares deliverable upon
conversion, exchange or exercise of such securities at the initial conversion, exchange or exercise rate.

                  E    = the conversion, exchange or exercise price per share of
Common Stock of such securities.

                  The adjustment shall be made successively whenever any such issuance is made, and shall become effective immediately after such issuance.

                  If all of the Common Stock deliverable upon conversion, exchange or exercise of such securities has not been issued when such securities are no longer outstanding, then the Current Warrant Price shall immediately be readjusted to the Current Warrant Price which would then be in effect had the adjustment upon the issuance of such securities been made on the basis of the actual number of shares of Common Stock issued upon conversion, exchange or exercise of such securities.

                  This Section 6.5 does not apply to:

                  (1) any of the transactions or distributions described in Sections 6.2 and 6.3,

                  (2) issuances of Common Stock to directors, consultants, officers or empoyees of the Company and its subsidiaries under the Incentive Plan, the Emergence Bonus Plan or any similar plans, or

                  (3) issuances of securities convertible into or exchangeable or exercisable for Common Stock pursuant to a public offering pursuant to a firm commitment underwriting.

         6.6. Market Price. The "current market price" per share of Common Stock on any date is the average of the Quoted Prices of the Common Stock for 15 consecutive trading days commencing 16 days before the date in question. The "Quoted Price" of the Common Stock is the last reported sales price of the Common Stock as reported by the Nasdaq National Market, or if the Common Stock is listed on another national securities exchange, the last reported sales price of the Common Stock on such exchange which shall be for consolidated trading if applicable to such exchange, or if neither so reported or listed, the last reported bid price of the Common Stock. In the absence of one or more such quotations, the current market price shall be determined by mutual agreement of the Company and the holders of a majority of the Warrants or, in the absence of such mutual agreement, shall be determined in good faith by a nationally recognized investment banking firm that is a member firm of the NASD and independent of the Company and chosen in accordance with the following sentence (an "Appraiser"). The Appraiser shall be chosen by mutual agreement of the holders of a majority of the Warrants and the Company; provided, that if there shall be a disagreement as to the selection of any Appraiser, then each of the Company and the holders of a majority of the Warrants shall choose one investment banking firm satisfying-the foregoing criteria and those two firms then shall agree upon a third such investment banking firm who shall act as the Appraiser. If applicable, in connection with the sale of units consisting of Common Stock and other securities, such investment bank shall take into consideration the value of each component of such unit. If there shall be more than one class of Common Stock outstanding, the "current market price" per share of Common Stock shall be the highest of the "current market prices" per share of such classes of Common Stock.

         6.7. Consideration Received. For purposes of any computation with respect to consideration received pursuant to Sections 6.4 and 6.5, the following shall apply:

                  (a) in the case of the issuance of shares of Common Stock for cash, the consideration shall be the amount of such cash (provided that in no case shall any deduction be made for any commissions, discounts or other expenses incurred by the Company for any underwriting of the issue or otherwise in connection therewith) plus, where the issuance is pursuant to the exercise of an option, warrant or right, all cash amounts paid to the Company for such option, warrant or right at its issue, including without limitation, any amount allocable to such option, warrant, or right if issued together with other securities in a unit;

                  (b) in the case of the issuance of shares of Common Stock for a consideration in whole or in part other than cash, the consideration other than cash shall be deemed to be the fair market value thereof as determined by an Appraiser, whose determination shall be given to the holders of the Warrants; and

                  (c) in the case of the issuance of securities convertible into or exchangeable for shares of Common Stock, the aggregate consideration received therefor shall be deemed to be the consideration received by the Company for the issuance of such securities plus the additional minimum consideration, if any, to be received by the Company upon the conversion or exchange thereof (the consideration in each case to be determined in the same manner as provided in clauses (a) and (b) of this Section 6.7).

         6.8. When Adjustment May Be Deferred. If the amount of any adjustment of the Current Warrant Price required pursuant to this Section 6 would be less than one percent (1%) of the Current Warrant Price in effect at the time such adjustment is otherwise so required to be made, such amount shall be carried forward and adjustment with respect thereto made at the time of and together with any subsequent adjustment which, together with such amount and any other amount or amounts so carried forward, shall aggregate at least one percent (1%) of such Current Warrant Price. All calculations under this Section 6 shall be made to the nearest cent or to the nearest 1/100th of a share, as the case may be.

         6.9.     When No Adjustment Required. No adjustment need be made for
(a) rights to purchase Common Stock pursuant to a Company plan for reinvestment of dividends, the Company's Incentive Plan or Emergence Bonus Plan or any similar plans, and (b) a change in the par value or no par value of Common Stock; provided, that the Company shall not increase the par value to exceed the Current Warrant Price. To the extent the Warrants become exercisable into cash, no adjustment need be made thereafter as to the cash. Interest will not accrue on the cash.

         6.10. Notice of Adjustment. Whenever an event occurs which requires an adjustment to the Current Warrant Price or number of shares of Warrant Stock, the Company shall promptly mail (first class) to the holders of the Warrants a notice of such event and the computation of the adjustment. The Company shall provide the holders of the Warrants with a certificate from the Company's chief financial officer briefly stating the facts requiring the adjustment and the manner of computing it.

         6.11. Voluntary Reduction. The Company from time to time may reduce the Current Warrant Price by any amount for any period of time if the period is at least 20 days and if the reduction is irrevocable during the period. A reduction of the Current Warrant Price pursuant to this Section 6.11 does not change or adjust the Current Warrant Price otherwise in effect for purposes of Sections 6.1, 6.2, 6.3, 6.4 or 6.5. The Company in its discretion may make such reductions in the Current Warrant Price in addition to those required by this Section 6 as it considers to be advisable in order that any event treated for federal income tax purposes as a dividend of stock or stock rights shall not be taxable to the recipients.

         6.12. Notice of Certain Transactions. If the Company takes any action that would require an adjustment pursuant to Sections 6.1, 6.2, 6.3, 6.4 or 6.5, the Company shall mail (first class) to the holders of the Warrants a notice stating the proposed record date for a dividend or distribution or the proposed effective date of a subdivision, combination, reclassification, consolidation, merger, transfer, lease, liquidation or dissolution or any other transaction or event requiring an adjustment in the Current Warrant Price. The Company shall mail the notice at least 15 days before such date; provided, however, that in no event must the Company give the holders of the Warrants notice prior to the public announcement of the event requiring such adjustment. Failure to mail the notice or any defect in it shall not affect the validity of the transaction.

         6.13. Preservation of Purchase Rights Upon Reclassification, Consolidation. etc. If the Company consolidates or merges with or into, or transfers or leases all or substantially all its assets to, any person, upon consummation of such transaction, the Warrants shall automatically become exercisable for the kind and amount of securities, cash or other assets that the holder of a Warrant would have owned immediately after the consolidation, merger or transfer or lease if the holder had exercised the Warrant immediately before the effective date of the transaction. Concurrently with the consummation of such transaction, the corporation formed by or surviving any such consolidation or merger if other than the Company, or the person to which such sale or conveyance shall have been made, shall enter into a supplemental Warrant Agreement so providing and further providing for adjustments which shall be as nearly equivalent as may be practical to the adjustments provided for in this Section. The successor Company shall mail to Warrant holders a notice describing the supplemental Warrant Agreement.

                  If the issuer of securities deliverable upon exercise of Warrants under the supplemental Warrant Agreement is an affiliate of the formed, surviving, transferee or lessee corporation, that issuer shall join in the supplemental Warrant Agreement.

                  If this Section 6.13 applies to any transaction, Sections 6.1, 6.2, 6.3, 6.4 and 6.5 shall not apply to such transaction. The provisions of this Section 6.13 shall similarly apply to successive consolidations, mergers, sales or conveyances.

         6.14. Adjustment to the Number of Shares Purchasable Upon Exercise of Warrants; Current Warrant Price Not Less than Par Value. Upon each adjustment of the Current Warrant Price pursuant to this Section 6, each Warrant shall thereupon evidence the right to purchase that number of shares of Common Stock (calculated to the nearest hundredth of a share) obtained by multiplying the number of shares of Common Stock purchasable immediately prior to such adjustment upon exercise of the Warrant by the Current Warrant Price in effect immediately prior to such adjustment and dividing the product so obtained by the Current Warrant Price in effect immediately after such adjustment. The adjustment pursuant to this Section 6.14 to the number of shares of Common Stock purchasable upon exercise of a Warrant shall be made each time an adjustment of the Current Warrant Price is made pursuant to this Section 6 (or would be made but for the proviso in Section 6.3). In no event shall the Current Warrant Price be adjusted below the par value per share of the Common Stock, provided, however, that in the event such adjustment would have been made but for this sentence, the number of shares issuable upon exercise of a Warrant shall be adjusted in accordance with the remainder of this Section 6.14 as though such adjustment in the Current Warrant Price had been made.

         6.15. Other Dilutive Events. In case any event shall occur as to which the provisions of this Section 6 are not strictly applicable but the failure to make any adjustment would not fairly protect the purchase rights represented by the Warrants in accordance with the essential intent and principles of such sections, then, in each such case, the Company shall make a good faith adjustment to the Current Warrant Price and number of shares of Warrant Stock into which each Warrant is exercisable in accordance with the intent of this Section 6.

         6.16. Company Determination Final. Absent manifest error, any determination that the Company or the Board of Directors of the Company must make in good faith pursuant to Sections 6.3, 6.6 or 6.8, shall be conclusive, if reasonable.

         6.17. Form of Warrants. The Company may, at its option, issue new warrant certificates evidencing Warrants in such form as may be approved by its Board of Directors to reflect any adjustment or change in the Current Warrant Price per Warrant Stock and the number or kind or class of shares or other securities or property purchasable under the Warrant Certificates made in accordance with the provisions of this Agreement.

7.       NOTICES TO HOLDERS.

         7.1. Notice of Adjustments. Whenever the number of shares of Common Stock for which a Warrant is exercisable, or whenever the price at which a share of such Common Stock may be purchased upon exercise of the Warrants, shall be adjusted pursuant to Section 6, the Company shall forthwith prepare a certificate to be executed by the chief financial officer of the Company setting forth, in reasonable detail, the event requiring the adjustment and the method by which such adjustment was calculated, specifying the number of shares of Common Stock for which a Warrant is exercisable and describing the number and kind of any other shares of stock or other property for which a Warrant is exercisable, and any change in the purchase price or prices thereof, after giving effect to such adjustment or change. The Company shall promptly cause a signed copy of such certificate to be delivered to each Holder in accordance with Section 14.1, and will provide a copy of the same to the Warrant Agent.

         7.2.     Notice of Corporate Action.  In case:

                  (a) of any consolidation or merger to which the Company is a party and for which approval of any stockholders of the Company is required, or of the conveyance or transfer of the properties and assets of the Company substantially as an entirety, or of any reclassification or change of Common Stock issuable upon exercise of the Warrants (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination); or

                  (b) of the voluntary or involuntary dissolution, liquidation or winding up of the Company;

                  then the Company shall cause to be given to each of the Holders at his or her address appearing on the Warrant register, at least 10 days prior to the applicable record date hereinafter specified, or promptly in the case of events for which there is no record date, in accordance with
Section 14.1, a written notice stating the date on which any such consolidation, merger, conveyance, transfer, dissolution, liquidation or winding up is expected to become effective or consummated, and the date as of which it is expected that holders of record of shares of Common Stock shall be entitled to exchange such shares for securities or other property, if any, deliverable upon such reclassification, consolidation, merger, conveyance, transfer, dissolution, liquidation or winding up. The failure to give the notice required by this Section 7.2 or any defect therein shall not affect the legality or validity of any consolidation, merger, conveyance, transfer, dissolution, liquidation or winding up, or the vote upon any action.

8.       COVENANTS.

                  The Company will (1) not increase the par value of any shares of Common Stock receivable upon the exercise of a Warrant above the amount payable therefor upon such exercise immediately prior to such increase in par value and (2) take all such action as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable shares of Common Stock upon the exercise of any Warrant.

9. RESERVATION AND AUTHORIZATION OF COMMON STOCK: REGISTRATION WITH OR APPROVAL OF ANY GOVERNMENTAL AUTHORITY.

                  From and after the Effective Date, the Company shall at all times reserve and keep available for issue upon the exercise of Warrants such number of its authorized but unissued shares of Common Stock as will be sufficient to permit the exercise in full of all outstanding Warrants. All shares of Common Stock which shall be so issuable, when issued upon exercise of any Warrant and payment therefor in accordance with the terms of this Warrant Agreement and such Warrant, shall be duly and validly issued and fully paid and nonassessable, and not subject to preemptive rights.

                  Before taking any action which would cause an adjustment reducing the Current Warrant Price below the then par value, if any, of the shares of Common Stock issuable upon exercise of the Warrants, the Company shall take any corporate action which may be necessary in order that the Company may validly and legally issue fully paid and nonassessable shares of such Common Stock at such adjusted Current Warrant Price.

10.      STOCK AND WARRANT TRANSFER BOOKS.

                  The Company will not at any time, except upon dissolution, liquidation or winding up of the Company, close its stock transfer books or Warrant transfer books so as to result in preventing or delaying the exercise or transfer of any Warrant.

11.      LOSS OR MUTILATION.

                  Upon receipt by the Company and the Warrant Agent from any Holder of evidence reasonably satisfactory to them of the ownership of and the loss, theft, destruction or mutilation of such Holder's Warrant and indemnity and surety bond reasonably satisfactory to them, and in case of mutilation upon surrender and cancellation thereof, the Company will execute and the Warrant Agent will countersign and deliver in lieu thereof a new Warrant of like tenor to such Holder.

12.      OFFICE OF COMPANY.

                  As long as any of the Warrants remain outstanding, the Company shall maintain an office or agency (which may be the principal executive offices of the Company) where the Warrants may be presented for exercise, registration of transfer, division or combination as provided in this Warrant Agreement. The Company shall initially maintain such an agency at the Warrant Agent's Principal Offices.

13.      WARRANT AGENT.

         13.1.    Merger or Consolidation or Change of Name of Warrant
Agent. Any corporation into which the Warrant Agent may be merged or with which it may be consolidated, or any corporation resulting from any merger or consolidation to which the Warrant Agent shall be a party, or any corporation succeeding to the transfer agent and related business of the Warrant Agent, shall be the successor to the Warrant Agent hereunder without the execution or filing of any paper or any further act on the part of any of the parties hereto; provided that such corporation must be eligible for appointment as a successor Warrant Agent under the provisions of Section 13.3 hereof if at the time such successor to the Warrant Agent shall succeed to the agency created by this Warrant Agreement any of the Warrants shall have been countersigned but not delivered, any such successor to the Warrant Agent may adopt the countersignature of the predecessor Warrant Agent and deliver such Warrants so countersigned; and if at that time any of the Warrants shall not have been countersigned, any successor to the Warrant Agent may countersign such Warrants either in the name of the predecessor Warrant Agent or in the name of the successor Warrant Agent; and in all such cases Warrants shall have the full force provided in the Warrants and in this Warrant Agreement. If at any time the name of the Warrant Agent shall be changed and at such time Warrants shall have been countersigned but not delivered, the Warrant Agent may adopt the countersignatures under its prior name and deliver such Warrants so countersigned; and if at that time any of the Warrants shall not have been countersigned, the Warrant Agent may countersign such Warrants either in its prior name or in its changed name; and in all such cases such Warrants shall have the full force provided in the Warrants and in this Warrant Agreement.

         13.2. Certain Terms and Conditions Concerning the Warrant Agent. The Warrant Agent undertakes the duties and obligations imposed by this Warrant Agreement upon the following terms and conditions, by all of which the Company and the Holders, by their acceptance of Warrants, shall be bound:

                  (a) Correctness of Statements. The statements contained herein and in the Warrants shall be taken as statements of the Company and the Warrant Agent assumes no responsibility for the correctness of any of the same except such as describe the Warrant Agent or action taken by it. The Warrant Agent assumes no responsibility with respect to the distribution of the Warrants except as herein otherwise provided.

                  (b) Breach of Covenants. The Warrant Agent shall not be responsible for any failure of the Company to comply with any of the covenants contained in this Warrant Agreement or in the Warrants to be complied with specifically by the Company.

                  (c) Performance of Duties. The Warrant Agent may execute and exercise any of the rights or powers hereby vested in it or perform any duty hereunder either itself or by or through its attorneys or agents (which shall not include its employees) and shall not be responsible for the misconduct or negligence of any agent appointed with due care.

                  (d) Reliance on Counsel. The Warrant Agent may consult at any time with legal counsel satisfactory to it (who may be counsel for the Company) and the Warrant Agent shall incur no liability or responsibility to the Company or to any Holder in respect of any action taken, suffered or omitted by it hereunder in good faith and in accordance with the opinion or the advice of such counsel provided that such counsel shall have been selected with due care.

                  (e) Proof of Actions Taken. Whenever in the performance of its duties under this Warrant Agreement the Warrant Agent shall deem it necessary or desirable that any fact or matter be proved or established by the Company prior to taking or suffering any action hereunder, such fact or matter (unless other evidence in respect thereof be herein specifically prescribed) may be deemed conclusively to be proved and established by a certificate signed by the President, a Vice President, the Secretary or an Assistant Secretary of the Company and delivered to the Warrant Agent; and such certificate shall be full authorization to the Warrant Agent for any action taken or suffered in good faith by it under the provisions of this Warrant Agreement in reliance upon such certificate.

                  (f) Compensation. The Company agrees to pay the Warrant Agent compensation as set forth in the fee schedule attached hereto as Exhibit B for all services rendered by the Warrant Agent in the performance of its duties under this Warrant Agreement, to reimburse the Warrant Agent for all expenses, taxes and governmental charges and other charges of any kind and nature incurred by the Warrant Agent in the performance of its duties under this Warrant Agreement, and to indemnify the Warrant Agent and save it harmless against any and all liabilities, including judgments, costs and counsel fees, for anything done or omitted by the Warrant Agent in the performance of its duties under this Warrant Agreement except as a result of the Warrant Agent's gross negligence, willful misconduct, unlawful conduct or bad faith.

                  (g) Legal Proceedings. The Warrant Agent shall be under no obligation to institute any action, suit or legal proceeding or to take any other action likely to involve expense unless the Company or one or more Holders shall furnish the Warrant Agent with reasonable security and indemnity for any costs and expenses that may be incurred, but this provision shall not affect the power of the Warrant Agent to take such action as the Warrant Agent may consider proper, whether with or without any such security or indemnity. All rights of action under this Warrant ' Agreement or under any of the Warrants may be enforced by the Warrant Agent without the possession of any of the Warrants or the production thereof at any trial or other proceeding relative thereto, and any such action, suit or proceeding instituted by the Warrant Agent shall be brought in its name as Warrant Agent, and any recovery of judgment shall be for the ratable benefit of the Holders, as their respective rights or interests may appear.

                  (h) Other Transactions in Securities of the Company. The Warrant Agent and any stockholder, director, officer or employee of the Warrant Agent may buy, sell or deal in any of the Warrants or other securities of the Company or become pecuniarily interested in any transaction in which the Company may be interested, or contract with or lend money to the Company or otherwise act as fully and freely as though it were not Warrant Agent under this Warrant Agreement. Nothing herein shall preclude the Warrant Agent from acting in any other capacity for the Company or for any other legal entity.

                  (i) Liability of Warrant Agent. The Warrant Agent shall act hereunder solely as agent, and its duties shall be determined solely by the provisions hereof. The Warrant Agent shall not be liable for anything that it may do or refrain from doing in connection with this Warrant Agreement except for its own gross negligence, willful misconduct, unlawful conduct or bad faith.

                  (j) Reliance on Documents. The Warrant Agent will not incur any liability or responsibility to the Company or to any Holder for any action taken in reliance on any notice, resolution, waiver, consent, order, certificate, or other paper, document or instrument reasonably believed by it to be genuine and to have been signed, sent or presented by the proper party or parties.

                  (k) Validity of Agreements. The Warrant Agent shall not be under any responsibility in respect of the validity of this Warrant Agreement or the execution and delivery hereof (except the due execution and delivery hereof by the Warrant Agent) or in respect of the validity or execution of any Warrant (except its countersignature and delivery thereof); nor shall the Warrant Agent by any act hereunder be deemed to make any representation or warranty as to the authorization or reservation of any Warrant Stock (or other stock) to be issued pursuant to this Warrant Agreement or any Warrant, or as to whether any Warrant Stock (or other stock) will, when issued, be validly issued, fully paid and nonassessable, or as to the Warrant Price or the number or amount of Warrant Stock or other securities or other property issued upon exercise of any Warrant.

                  (l) Instructions from Company. The Warrant Agent is hereby authorized and directed to accept instructions with respect to the performance of its duties hereunder from the

President, a Vice President, the Secretary or any Assistant Secretary of the Company, and to apply to such officers for advice or instructions in connection with its duties, and shall not be liable for any action taken or suffered to be taken by it in good faith in accordance with instructions of any such officer or officers.

         13.3. Change of Warrant Agent. The Warrant Agent may resign and be discharged from its duties under this Warrant Agreement by giving to the Company 30 days advance notice in writing. The Warrant Agent may be removed by like notice to the Warrant Agent from the Company. If the Warrant Agent shall resign or be removed or shall otherwise become incapable of acting, the Company shall appoint a successor to the Warrant Agent. If the Company shall fail to make such appointment within a period of 30 days after such removal or after it has been notified in writing of such resignation or incapacity by the resigning or incapacitated Warrant Agent, then any Holder may apply to the Court for the appointment of a successor to the Warrant Agent. Pending the appointment of the successor warrant agent, the Company shall perform the duties of the Warrant Agent. Any successor warrant agent, whether appointed by the Company or the Court, shall be a bank or trust company, in good standing, incorporated under the laws of the United States of America or any state thereof and having at the time of its appointment as warrant agent a combined capital and surplus of at least $50,000,000. After appointment, the successor warrant agent shall be vested with the same powers, rights, duties and responsibilities as if it had been originally named as Warrant Agent without further act or deed; but the former Warrant Agent shall deliver and transfer to the successor warrant agent any property at the time held by it hereunder, and execute and deliver any further assurance, conveyance, act or deed necessary for the purpose. Failure to file any notice provided for in this
Section 13.3, however, or any defect therein, shall not affect the legality or validity of the resignation or removal of the Warrant Agent or the appointment of the successor warrant agent, as the case may be. In the event of such resignation or removal, the successor warrant agent shall mail, first class, to each Holder, written notice of such removal or resignation and the name and address of such successor warrant agent.

         13.4. Disposition of Proceeds on Exercise of Warrants, Inspection of Warrant Agreement. The Warrant Agent shall account promptly to the Company with respect to Warrants exercised and concurrently pay to the Company all immediately available funds received by the Warrant Agent for the purchase of the Warrant Stock through the exercise of such Warrants. The Warrant Agent shall, upon request of the Company from time to time, deliver to the Company such complete reports of registered ownership of the Warrants and such complete records or transactions with respect to the Warrants and the shares of Common Stock as the Company may request. The Warrant Agent shall also make available to the Company for inspection by the Company's agents or employees, from time to time as the Company may request, such original books of accounts and records maintained by the Warrant Agent in connection with the issuance and exercise of Warrants hereunder, such inspections to occur at the Warrant Agent's Principal Office. The Warrant Agent shall keep copies of this Warrant Agreement and any notices given or received hereunder available for inspection by the Company or the Holders at the Warrant Agent's Principal Office. The Company shall supply the Warrant Agent from time to time with such numbers of copies of this Warrant Agreement as the Warrant Agent may request.

14.      MISCELLANEOUS.

         14.1. Notice Generally. Any notice, demand, request, consent, approval, declaration, delivery or other communication hereunder to be made pursuant to the provisions of this Warrant Agreement shall be sufficiently given or made if in writing and either delivered in person with receipt acknowledged or sent by registered or certified mail, return receipt requested, postage prepaid or by telecopy and confined by telecopy answerback, addressed as follows:

                  (a) If to any Holder or holder of Warrant Stock, at its last known address appearing on the warrant register of the Company maintained for such purpose.

                  (b) If to the Company, at:

                              Harvard Industries, Inc.
                              3 Werner Way
                              Lebanon, New Jersey 08833
                              Attention:  Roger Pollazzi

                              Telephone:  (908) 437-4107
                              Facsimile:  (908) 236-0071

                  (c) If to the Warrant Agent, at:

                              State Street Bank and Trust Company
                              c/o Boston Equiserve Limited Partnership
                              150 Royall Street
                              Canton, MA 02021
                              Attention:  Client Administration

                              Telephone:  781-575-2395
                              Facsimile:  781-575-2549

                  or at such other address as may be substituted by notice given as herein provided. The giving of any notice required hereunder may be waived in writing by the party entitled to receive such notice. Every notice, demand, request, consent, approval, declaration, delivery or other communication hereunder shall be deemed to have been duly given or served on the date on which personally delivered, with receipt acknowledged, telecopied and confirmed by telecopy answerback or five Business Days after the same shall have been deposited in the United States mail, certified with return receipt requested, whichever is earlier. Failure or delay in delivering copies of an notice, demand, request, approval, declaration, delivery or other communication to the Person designated above to receive a copy shall in no way adversely affect the effectiveness of such notice, demand, request, approval, declaration, delivery or other communication.

         14.2. Successors and Assigns. All covenants and provisions of this Warrant Agreement by or for the benefit of the Company or the Warrant Agent shall bind and inure to the benefit of their respective successors and assigns hereunder.

         14.3. Amendment. This Warrant Agreement and the Warrants may only be modified or amended or the provisions hereof and thereof waived with the written consent of the Company, the Warrant Agent and the Majority Holders; provided, that no Warrant may be modified or amended to reduce the number of shares of Common Stock for which such Warrant is exercisable or to increase the price at which such shares may be purchased upon exercise of such Warrant (other than giving effect to any adjustment as provided herein and therein) without the prior written consent of the Holder thereof.

          14.4. Third-Party Beneficiaries. All covenants and provisions of this Warrant Agreement shall inure to the benefit of each holder from time to time of Common Stock.

         14.5. Severability. Wherever possible, each provision of this Warrant Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Warrant Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Warrant Agreement.

         14.6. Headings. The headings used in this Warrant Agreement are for the convenience of reference only and shall not, for any purpose, be deemed a part of this Warrant Agreement.

         14.7. Governing Law. This Warrant Agreement and the Warrants shall be governed by the laws of the State of New York, without regard to the provisions thereof relating to conflict of laws.

         14.8. Counterparts. This Warrant Agreement may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute one and the same instrument.

                  IN WITNESS WHEREOF, each of the Company and the Warrant Agent has caused this Warrant Agreement to be duly executed by its duly authorized officers as of the date first above written.


                                   HARVARD INDUSTRIES, INC.


                                   By: /s/ D.Craig Bowman
                                       ---------------------------------------
                                       Name: D. Craig Bowman
                                       Title:Vice President, Law and Secretary


                                   STATE STREET BANK AND TRUST COMPANY,
                                   as Warrant Agent


                                   By: /s/ Tyler Haynes
                                       ---------------------------------------

                                   Name: Tyler Haynes
                                         -------------------------------------

                                   Title: Administrative Manager
                                          ------------------------------------

                                   EXHIBIT A

                     [FORM OF FACE OF WARRANT CERTIFICATE]

                       WARRANT TO PURCHASE COMMON STOCK
                          OF HARVARD INDUSTRIES, INC.

-------------------------------------------------------------------------------
Warrant Certificate No.:                                  Number of Warrants:

                                                          CUSIP No. 417434 12 3
-------------------------------------------------------------------------------

                       See Reverse for Certain Definitions

                  Exercisable from and after November 24, 1998 until 5:00 p.m., New York City time on November 23, 2003.

                  This Warrant Certificate certifies that [__________] or registered assigns, is the registered holder of the number of Warrants set forth above expiring at 5:00 p.m., New York City time, on November 23, 2003 or, if such date is not a business day, the next succeeding business day (the "Warrants") to purchase Common Stock, par value $0.01 per share (the "Common Stock"), of Harvard Industries, Inc., a Delaware corporation (the "Company"). The Common Stock issuable upon exercise of Warrants is hereinafter referred to as the "Warrant Stock." Subject to the immediately succeeding paragraph, each Warrant entitles the holder upon exercise to purchase from the Company on or before 5:00 p.m., New York City time, on November 23, 2003 or, if such date is not a business day, the next succeeding business day, one share of Common Stock, at the purchase price of $41.67 per share, each subject to adjustment as set forth herein and in the Warrant Agreement dated as of November 24, 1998 (the "Warrant Agreement") by and between the Company and State Street Bank and Trust Company, a Massachusetts trust company, as warrant agent (the "Warrant Agent") in whole or in part on and subject to the terms and conditions set forth herein and in the Warrant Agreement. Such purchase shall be payable in lawful money of the United States of America by certified or official bank check or wire transfer or any combination thereof to the order of the Warrant Agent for the account of the Company at the principal office of the Warrant Agent, but only subject to the conditions set forth herein and in the Warrant Agreement. The number of shares of Common Stock for which each Warrant is exercisable, and the price at which such shares may be purchased upon exercise of each Warrant, are subject to adjustment upon the occurrence of certain events as set forth in the Warrant Agreement. Whenever the number of shares of Common Stock for which a Warrant is exercisable, or the price at which a share of such Common Stock may be purchased upon exercise of the Warrants, is adjusted pursuant to the Warrant Agreement, the Company shall cause to be given to each of the registered holders of the Warrants at such holders' addresses appearing on the warrant register written notice of such adjustment by first class mail postage pre-paid.

                  No Warrant may be exercised before 9:00 a.m., New York City time, on November 24, 1998 or after 5:00 p.m., New York City time, on November 23, 2003 or, if such date is not a business day, the next succeeding business day, and to the extent not exercised by such time such Warrants shall become void.

                  Reference is hereby made to the further provisions of this Warrant Certificate set forth on the reverse side hereof and such further provisions shall for all purposes have the same effect as though fully set forth at this place.

                  This Warrant Certificate shall not be valid unless countersigned by the Warrant Agent.

                  THIS WARRANT CERTIFICATE SHALL BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO THE PROVISIONS THEREOF RELATING TO CONFLICT OF LAWS.

                  IN WITNESS WHEREOF, the Company has caused this Warrant Certificate to be signed by its President and has caused its corporate seal to be affixed hereunto or imprinted hereon.


Dated:


(Seal)


Attest:                         HARVARD INDUSTRIES, INC.


___________________________     By: _________________________________

Name:______________________         Name:
Title: Secretary                    Title:


                                COUNTERSIGNED:


                                __________________, as Warrant Agent


                                By:__________________________________

                                Name:________________________________

                                Title:_______________________________

                                [Authorized Signature]

                   [FORM OF REVERSE OF WARRANT CERTIFICATE]

                  The Warrants evidenced by this Warrant Certificate are part of a duly authorized issue of Warrants expiring at 5:00 p.m., New York City time, on November 23, 2003 or, if such date is not a business day, the next succeeding business day, entitling the holder on exercise to purchase shares of Common Stock, par value $0.01 per share, of the Company, and are issued or to be issued pursuant to the Warrant Agreement, which Warrant Agreement is hereby incorporated by reference in and made a part of this instrument and is hereby referred to for a description of the rights, limitation of rights, obligations, duties and immunities thereunder of the Warrant Agent, the Company and the Holders (the words "Holders" or "Holder" meaning the registered holders or registered holder of the Warrants). A copy of the Warrant Agreement may be obtained by the Holder hereof upon written request to the Company.

                  Warrants may be exercised at any time on and after 9:00 a.m., New York City time, on November 24, 1998 and on or before 5:00 p.m., New York City time, on November 23, 2003 or, if such date is not a business day, the next succeeding business day. The Holder of Warrants evidenced by this Warrant Certificate may exercise them by surrendering this Warrant Certificate, with the form of election to purchase set forth hereon properly completed and executed, together with payment of the purchase price by certified or official bank check or wire transfer or any combination thereof to the order of the Warrant Agent for the account of the Company and the other required documentation. In the event that upon any exercise of Warrants evidenced hereby the number of Warrants exercised shall be less than the total number of Warrants evidenced hereby, there shall be issued to the Holder hereof or his assignee a new Warrant Certificate evidencing the number of Warrants not exercised.

                  The Warrant Agreement provides that the number of shares of Common Stock for which each Warrant is exercisable, and the price at which such shares may be purchased upon exercise of each Warrant, are subject to adjustment upon the occurrence of certain events as set forth in the Warrant Agreement. The Company shall not be required to issue any fractional share of Common Stock upon the exercise of any Warrant, but the Company shall round up or down to the nearest share of Common Stock as provided in the Warrant Agreement.

                  Warrant Certificates, when surrendered at the office of the Warrant Agent by the registered Holder thereof in person or by such Holder's legal representative or attorney duly authorized in writing, may be exchanged, in the manner and subject to the limitations provided in the Warrant Agreement, but without payment of any service charge, for another Warrant Certificate or Warrant Certificates of like tenor evidencing in the aggregate a like number of Warrants.

                  Upon due presentation for registration of transfer of this Warrant Certificate at the office of the Warrant Agent a new Warrant Certificate or Warrant Certificates of like tenor and evidencing in the aggregate a like number of Warrants shall be issued to the transferee in exchange for this Warrant Certificate, subject to the limitations provided in the Warrant Agreement without charge except for any tax imposed in connection therewith.

                          [ELECTION TO PURCHASE FORM]

                [To be executed only upon exercise of Warrant]

                  The undersigned registered owner of this Warrant irrevocably exercises this Warrant for the purchase of __________ Shares of Common Stock of HARVARD INDUSTRIES, INC. and herewith makes payment therefor, all at the price and on the terms and conditions specified in this Warrant and the Warrant Agreement and requests that certificates for the shares of Common Stock hereby purchased (and any securities or other property issuable upon such exercise) be issued in the name of and delivered to _________________ whose address is _________________ and, if such shares of Common Stock shall not include all of the shares of Common Stock issuable as provided in this Warrant, that a new Warrant of like tenor and date for the balance of the shares of Common Stock issuable hereunder be delivered to the undersigned.


                            ______________________________________________
                            (Name of Registered Owner)

                            ______________________________________________
                            (Signature of Registered Owner)

                            ______________________________________________
                            (Street Address)

                            ______________________________________________
                            (City)                (State)      (Zip Code)



NOTICE: The signature on this election to purchase must correspond with the name as written upon the face of the within Warrant in every particular, without alteration or enlargement or any change whatsoever.

                               [ASSIGNMENT FORM]

                  FOR VALUE RECEIVED the undersigned registered owner of this Warrant hereby sells, assigns and transfers unto the Assignee named below all of the rights of the undersigned under this Warrant, with respect to the number of shares of Common Stock set forth below:

                                                  No. of Shares of
Name and Address of Assignee                      Common Stock
----------------------------                      ----------------




and does hereby irrevocably constitute and appoint __________________ attorney-in-fact to register such transfer on the books of HARVARD INDUSTRIES, INC. maintained for the purpose, with full power of substitution in the premises.

Dated: __________________________  Print Name: ______________________________

                                   Signature: _______________________________

                                   Witness: _________________________________



NOTICE: The signature on this assignment must correspond with the name as written upon the face of the within Warrant in every particular, without alteration or enlargement or any change whatsoever.